APPROVED BY:	Rick Coté President and Chief Operating Officer 201-267-8000

CONTACT:	Financial Dynamics Leigh Parrish/Stephanie Rich 212-850-5600

FOR IMMEDIATE RELEASE

MOVADO GROUP, INC. ANNOUNCES PROMOTION OF RICK COTÉ TO PRESIDENT

Paramus, NJ – March 15, 2010 -- Movado Group, Inc. (NYSE: MOV), today announced the promotion of Mr. Rick Coté to President, in addition to his current responsibilities as Chief Operating Officer. Mr. Coté will continue to report to Efraim Grinberg, Chairman and Chief Executive Officer.

Mr. Grinberg stated, “For the past 10 years, Rick has been an important member of the executive management team and has helped to build Movado Group into the leading watch company it is today. We have very strong assets including iconic brands, talented people and a solid balance sheet. However, clearly our results have not been satisfactory over the past year and I believe now is the time to realign our management responsibilities to ensure that the company returns to long-term profitable growth. In addition to his existing responsibilities, as President, Rick will assume the day-to-day oversight of our brands and other businesses. This will allow me to focus a greater portion of my attention on strengthening our product assortment, marketing and advertising, particularly for our Movado, Ebel and ESQ by Movado brands. I believe this move will benefit our Company as we focus on our key near-term goals of increasing our revenues, optimizing our distribution and investing in our brands.”

Mr. Coté stated, “I look forward to taking on my expanded responsibilities. This realignment will allow Efraim and me to more effectively execute our strategies to expand the business as well as further building our brands in the marketplace. I believe we have a great opportunity to better leverage our portfolio of leading watch brands as well as our resources to allow us to return to top- and bottom-line growth. Over the past few years we have significantly reduced our cost structure, while maintaining the capacity to support our business as we continue to grow. I am confident that there are many promising growth opportunities ahead for our business.”

Mr. Coté joined Movado Group, Inc. in January 2000. He has served as Executive Vice President and Chief Operating Officer since May 2001.

Movado Group, Inc. designs, sources, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and Lacoste watches worldwide, and operates Movado boutiques and company stores in the United States.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to: actual or perceived weakness in the U.S. and global economy and fluctuations in consumer spending and disposable income, the Company’s ability to successfully implement its brand strategy, the ability of the Company’s brand strategy to improve its net sales, profitability and other results of operations, the Company’s ability to successfully introduce and sell new products, the Company's ability to successfully integrate the operations of newly acquired and/or licensed brands without disruption to its other business activities, changes in consumer demand for the Company’s products, risks relating to the fashion and retail industry, import restrictions, competition, seasonality, the ability of the Company’s U.S. operations to generate sufficient income to use accumulated tax losses, commodity price and exchange rate fluctuations, changes in local or global economic conditions, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.